UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2005

WHO'S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

3131 Camino del Rio, N, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

(619) 284-4807
Registrant’s telephone number, including area code

SNOCONE SYSTEMS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 19, 2005, the Board of Directors of Who’s Your Daddy, Inc. (formerly Snocone Systems Inc.) (the “Company”) appointed Reuven I. Rubinson, CPA, as Chief Financial Officer. Mr. Rubinson has been consulting with the Company since April, 2005 and been an employee since June 1, 2005. Prior to that, and since 1979, Mr. Rubinson has had his own CPA practice providing accounting advice to a number of individuals and companies. He has been licensed as a CPA since 1979. From 1997 until 2001, Mr. Rubinson also served as the controller of a privately held software technology company. The Company and Mr. Rubinson signed his employment agreement on December 27, 2005. For the complete terms please see his Employment Agreement filed as an Exhibit to this Form 8-K/A.

(c ) Exhibits

Exhibit No.	Description
1.1	Employment Agreement between the Company and Reuven Rubinson dated December 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.

Date: January 3, 2006	By:	/s/ Dan Fleyshman
	Title:	Dan Fleyshman, President